Exhibit 99.1

Liquidia Corporation Strengthens Financial Position by Amending HealthCare Royalty Agreement to Incrementally Add Up to $100 Million

MORRISVILLE, N.C., March 18, 2025 – Liquidia Corporation (NASDAQ: LQDA), a biopharmaceutical company developing innovative therapies for patients with rare cardiopulmonary disease, today announced that it has entered into a sixth amendment to its agreement with HealthCare Royalty (“HCRx”) to provide for up to an additional $100 million of financing in three tranches (the “Sixth Amendment”), subject to certain closing conditions including the funding conditions discussed below. Liquidia intends to use the proceeds to fund ongoing commercial development of YUTREPIA™ (treprostinil) inhalation powder for the potential treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD), continued development of YUTREPIA in other clinical trials, including but not limited to trials for pediatric patients and trials further evaluating the use of YUTREPIA in WHO Group 1 and WHO Group 3 patients, clinical development of L606 and for general corporate purposes.

Under the terms of the Sixth Amendment, Liquidia will receive $25.0 million at closing with the potential to receive two additional tranches of funding: $50.0 million upon the first commercial sale of YUTREPIA following receipt of final FDA approval for the treatment of PAH and PH-ILD, so long as no injunction has been issued prohibiting Liquidia from commercializing YUTREPIA for either or both of PAH and PH-ILD, and $25.0 million upon the mutual agreement of the parties after achieving aggregate net sales of YUTREPIA in excess of $100 million at any time on or prior to June 30, 2026.

Michael Kaseta, Liquidia’s Chief Financial Officer and Chief Operating Officer, said: “We appreciate the trust and commitment demonstrated by HCRx during the past several years. We are optimistic that the combination of the proceeds resulting from the Sixth Amendment, and a successful launch of YUTREPIA following the expiration of regulatory exclusivity in May 2025, could lead to Liquidia reaching profitability without the need for additional capital.”

Clarke Futch, Chairman and Chief Executive Officer of HCRx added: “We continue to look forward to Liquidia’s potential receipt of final FDA approval of YUTREPIA. We strongly believe in YUTREPIA’s ability to address unmet medical needs in patients with PAH and PH-ILD, and we are eager for patients to have access to a new therapeutic option that has demonstrated great clinical promise.”

As consideration for the additional $25.0 million funded at closing, Liquidia has agreed to a fixed payment schedule that terminates in 2032. Payments on the last two tranches, when funded, would also follow a fixed payment schedule. The aggregate payments to HCRx are capped at 175% of the total amounts advanced by HCRx, but also include a potential true-up payment to be made by Liquidia if HCRx’s internal rate of return is less than a minimum rate of return on the date the cap is reached. The minimum rates of return for the three new tranches are 16%, 13% and 12%, respectively.

About Liquidia Corporation
Liquidia Corporation is a biopharmaceutical company developing innovative therapies for patients with rare cardiopulmonary disease. The company’s current focus spans the development and commercialization of products in pulmonary hypertension and other applications of its proprietary PRINT® Technology. PRINT enabled the creation of Liquidia’s lead candidate, YUTREPIA™ (treprostinil) inhalation powder, an investigational drug for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD). The company is also developing L606, an investigational sustained-release formulation of treprostinil administered twice-daily with a next-generation nebulizer, and currently markets generic Treprostinil Injection for the treatment of PAH. To learn more about Liquidia, please visit www.liquidia.com.

About HealthCare Royalty
HealthCare Royalty is a leading royalty acquisition company focused on commercial or near-commercial biopharmaceutical products. With offices in Stamford, Conn., San Francisco, Boston and London, HCRx has invested $5+ billion in over 85 biopharmaceutical products since inception. For more information, visit https://www.hcrx.com. HEALTHCARE ROYALTY® and HCRx® are registered trademarks of HealthCare Royalty Management, LLC.

Cautionary Statements Regarding Forward-Looking Statements
This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our strategic and financial initiatives, our business strategy and plans and our objectives for future operations, are forward-looking statements. Such forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related submission contents and timelines, including the potential for final FDA approval of the NDA for YUTREPIA, which may occur after the expiration of the exclusivity period of TYVASO DPI, if at all, the timelines or outcomes related to patent litigation with United Therapeutics in the U.S. District Court for the District of Delaware, litigation with United Therapeutics and FDA in the U.S. District Court for the District of Columbia or other litigation instituted by United Therapeutics or others, including rehearings or appeals of decisions in any such proceedings, the issuance of patents by the USPTO and our ability to execute on our strategic or financial initiatives, the potential for future advances by HCRx, our anticipated use of net proceeds funded under the agreement with HealthCare Royalty, our estimates regarding future expenses, capital requirements and needs for additional financing, and potential revenue and profitability of YUTREPIA, if approved, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. The favorable decisions of courts or other tribunals are not determinative of the outcome of the appeals or rehearings of the decisions. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the SEC, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Investors:
Jason Adair
Chief Business Officer
919.328.4350
Jason.adair@liquidia.com

Media:
Patrick Wallace
Director, Corporate Communications
919.328.4383
patrick.wallace@liquidia.com